Exhibit 99.1
StubHub Announces Full Year and Fourth Quarter 2025 Results
- Full Year GMS exceeds $9 Billion, Demonstrating Platform Scale and Market Leadership -
- Transforms Balance Sheet with $900 Million Debt Reduction in 2025 -
- Establishes 2026 Guidance Framework Targeting Robust GMS Growth and 80% Adjusted EBITDA Growth -

NEW YORK, NY – March 4, 2026 – StubHub Holdings, Inc. (NYSE: STUB) (“StubHub” or the “Company”), a leading global ticketing marketplace for live events, today reported financial results for the fourth quarter and full year ended December 31, 2025. The Company also posted a letter to shareholders and an earnings presentation on the Investor Relations section of its website at investors.stubhub.com.
Full Year 2025 Highlights
•Gross Merchandise Sales (“GMS”)1 of $9.2 billion, up 6% year-over-year with underlying growth of 18%, excluding the prior-year impact of Taylor Swift’s “Eras” Tour.
•Revenue of $1.7 billion, equal to 19% of GMS.
•Net loss of $1.9 billion, inclusive of a one-time stock-based compensation charge of $1.4 billion related to the Company’s public listing, non-recurring, non-cash valuation allowance expense of $479 million.
•Adjusted EBITDA1 of $232 million, representing a 13% margin, while strategically investing in growth initiatives.
•Net cash provided by operating activities was $193 million for the year ended December 31, 2025.
•Free Cash Flow1 of $158 million, including $140 million of interest expense, representing 68% conversion of Adjusted EBITDA.
•Strengthened balance sheet with approximately $900 million in debt reduction.
Fourth Quarter 2025 Highlights
•Gross Merchandise Sales (“GMS”)1 of $2.3 billion, with underlying growth of 6% excluding the prior-year impact of the Taylor Swift’s “Eras” Tour.
•Revenue of $449 million equal to 19% of GMS.
•Net loss of $535 million inclusive of $479 million of non-recurring, non-cash valuation allowance expense.
•Adjusted EBITDA1 of $63 million, representing a 14% margin.
•Paid down $150 million of USD term loan principal.

Eric Baker, Founder, Chairman and Chief Executive Officer of StubHub, commented, “In 2025, we achieved several significant milestones: delivering strong marketplace growth, maintaining our best-in-class financial profile with healthy margins and strong cash flow conversion, and significantly strengthening our balance sheet. These achievements position us exceptionally well for the opportunities that lie ahead.”
Baker continued, “2025 reinforced that StubHub's mission remains as relevant as ever — democratizing access to live experiences and creating transparency in the ticket marketplace. Our disciplined and strategic approach of investments in both our core resale business and new TAM opportunities positions us to deliver sustainable long-term value for all our stakeholders. We've built meaningful partnerships with premier venues and teams, expanded our global footprint, and continued investing in technology that enhances the fan experience. Our full-year performance validates our long-term strategy and the substantial value we're creating for fans, partners, and shareholders alike.”
Full Year 2026 Guidance
The Company is providing full year 2026 guidance. The Company expects 2026 GMS of $9.9 billion to $10.1 billion and 2026 Adjusted EBITDA2 of $400 million to $420 million. These guidance ranges reflect the evolution from building competitive advantages in 2025 to leveraging those advantages as the Company continues to grow share while inflecting margins. Additional assumptions include: 1) North American market growth, 2) international expansion continuing to outpace North America, 3) improved marketing efficiency driving higher returns while maintaining share gains, and 4) consistent take rates and strong gross margins in our core marketplace operations.

1.For definitions, please refer to “Key Business Metric and Non-GAAP Financial Measures” below. Please also refer to the tables under “Reconciliations of GAAP to Non-GAAP Financial Measures” below.
2.A reconciliation of the Company’s Adjusted EBITDA guidance to the corresponding GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to the Company’s results computed in accordance with GAAP. For example, stock-based compensation-related charges are impacted by the timing of employee stock transactions, the future fair market value of the Company’s Class A common stock, and the Company’s future hiring and retention needs, all of which are difficult to predict and subject to constant change.

Conference Call and Webcast Information
StubHub will host a conference call and audio webcast today, March 4, 2026 at 5:00 PM Eastern Time, during which management will discuss fourth quarter and full year results and provide commentary on business performance.
A live audio webcast of the earnings conference call may be accessed on StubHub’s website at investors.stubhub.com, along with a copy of the earnings call presentation and this press release.
The audio webcast will be available on the Company’s investor relations website for up to 12 months following the conclusion of the call.
About StubHub
StubHub is a leading global ticketing marketplace for live events. StubHub services customers in over 200 countries and territories, supporting over 30 languages and accepting payments in over 45 currencies – from sports to music, comedy to dance, festivals to theater. StubHub offers a safe and convenient way to buy or sell tickets to live events across the world for memorable live experiences.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the Company’s statements regarding its financial outlook for the full year 2026, its market position, future revenue opportunities, growth strategies, and its ability to deliver sustainable long-term value for its stakeholders. The Company’s actual results may differ materially from expectations, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, and you should not rely on these as predictions of future events. Factors that may cause differences include, without limitation: the demand for tickets on our platform or for live events in general; our ability to maintain relationships with buyers and sellers, including individual sellers, professional sellers and content rights holders; changes in or any limitation or discontinuation of support by internet search engines and related technologies that impact how consumers find information online; our ability to compete in the ticketing industry against current or future competitors; our ability to continue to improve our platform and maintain and enhance our brands; our ability to expand into adjacent market opportunities across live entertainment and into additional live event and experience categories; our ability to expand the adoption of our platform for direct issuance and disrupt the legacy primary ticketing model; the effects of seasonal trends on our results of operations; our ability to attract and retain a qualified management team and other team members while controlling our labor costs; our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates and rising inflation rates; our ability to comply with existing laws, rules and regulations as well as the implementation of new or changing laws, rules and regulations and other legal uncertainties; the impact of extraordinary events or adverse economic conditions on discretionary consumer and corporate spending or on the supply and demand of live events; our ability to successfully defend against litigation; our ability to maintain the integrity of our information systems and infrastructure, and to mitigate possible cybersecurity risks; our ability to generate sufficient cash flows or raise additional capital necessary to fund our operations or service our debt, contractual commitments or obligations; our ability to remediate material weaknesses in our internal control over financial reporting; and the increased expenses associated with being a public company. For additional information on other potential risks and uncertainties that could cause actual results to differ from expected results, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025. All forward-looking statements are based on information available to us as of the date of this press release and are made only as of such date. The Company undertakes no obligation to update these statements to reflect subsequent events or circumstances, except as required by law.

Contact

Investors:
ir@stubhub.com
Media:
pr@stubhub.com

STUBHUB HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$449,173	$533,415	$1,745,188	$1,770,645
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	75,882	128,183	313,984	334,102
Operations and support	14,595	15,072	63,229	59,451
Sales and marketing	236,471	221,308	971,717	827,972
General and administrative	143,467	89,602	1,714,628	386,531
Depreciation and amortization	6,437	6,393	25,604	24,532
Total costs and expenses	476,852	460,558	3,089,162	1,632,588
(Loss) income from operations	(27,679)	72,857	(1,343,974)	138,057
Interest income	10,833	9,832	42,412	41,118
Interest expense	(18,370)	(45,209)	(140,035)	(179,778)
Other income (expense), net	—	—	4,552	1,907
Foreign currency (losses) gains	(3,361)	46,458	(89,664)	41,070
Loss on extinguishment of debt	(3,038)	—	(18,492)	(8,216)
(Losses) gains on derivatives	(776)	721	(139)	3,101
Total other expense, net	(14,712)	11,802	(201,366)	(100,798)
(Loss) income before income taxes	(42,391)	84,659	(1,545,340)	37,259
(Provision) benefit for income taxes	(492,922)	(30,469)	(360,594)	(40,059)
Net (loss) income	$(535,313)	$54,190	$(1,905,934)	$(2,800)
Net (loss) income attributable to common stockholders	$(549,259)	$40,709	$(1,992,391)	$(55,115)

Net (loss) income per share attributable to common stockholders:
Basic	$(1.56)	$0.13	$(6.25)	$(0.18)
Diluted	$(1.56)	$0.13	$(6.27)	$(0.18)

Weighted-average shares used in computing net (loss) income per share attributable to common stockholders:
Basic	352,889,962	304,431,289	318,572,309	304,359,896
Diluted	354,212,489	309,841,643	319,233,573	304,359,896

STUBHUB HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data, unaudited)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$1,241,587	$1,000,965
Accounts receivable	6,909	5,473
Inventory	9,228	16,145
Prepaid expenses and other current assets	37,924	28,772
Total current assets	1,295,648	1,051,355
Non-current assets:
Property and equipment, net	73,254	6,514
Trademarks and trade names	864,800	864,800
Other intangible assets, net	38,243	59,855
Goodwill	2,686,701	2,686,701
Restricted cash	17,543	14,634
Deferred tax assets	2,083	248,482
Other non-current assets	75,781	161,244
Total assets	$5,054,053	$5,093,585
Liabilities, Redeemable Preferred Stock, Redeemable Common Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$71,087	$112,633
Payments due to buyers and sellers	845,892	706,783
Accrued expenses and other current liabilities (including $17,894 and $0 under the fair value option, respectively)	334,305	269,104
Long-term debt obligations, current	—	19,526
Total current liabilities	1,251,284	1,108,046
Non-current liabilities:
Long-term debt obligations, non-current	1,506,957	2,311,981
Deferred tax liabilities	93,226	—
Other non-current liabilities (including $0 and $70,397 under the fair value option, respectively)	260,971	295,816
Total liabilities	3,112,438	3,715,843
Commitments and contingencies
Redeemable preferred stock, $0.001 par value; 100,000,000 and 28,000,000 shares authorized as of December 31, 2025 and December 31, 2024, respectively; 794,893 and 510,000 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively; aggregate liquidation preference of $1,027,583 and $665,561 as of December 31, 2025 and December 31, 2024, respectively	758,027	474,920
Redeemable common stock, $0.001 par value; zero and 1,472,965 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	22,258
Stockholders’ equity:
Class A common stock, $0.001 par value; 3,000,000,000 and 365,000,000 shares authorized as of December 31, 2025 and December 31, 2024, respectively; 321,320,641 and 273,872,642 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	321	274
Class B common stock, $0.001 par value; 200,000,000 and 50,000,000 shares authorized as of December 31, 2025 and December 31, 2024, respectively; 24,750,000 shares issued and outstanding as of December 31, 2025 and December 31, 2024	25	25
Class C common stock, $0.001 par value; zero and 16,077,175 shares authorized as of December 31, 2025 and December 31, 2024, respectively; zero and 4,328,764 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	4
Additional paid-in capital	4,522,498	2,255,500
Accumulated other comprehensive income	71,347	129,430
Accumulated deficit	(3,410,603)	(1,504,669)
Total stockholders’ equity	1,183,588	880,564
Total liabilities, redeemable preferred stock, redeemable common stock, and stockholders’ equity	$5,054,053	$5,093,585

STUBHUB HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net (loss) income	$(535,313)	$54,190	$(1,905,934)	$(2,800)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation	708	592	2,537	2,249
Amortization of intangible assets	5,729	5,801	23,067	22,283
Stock-based compensation	34,889	3,381	1,447,668	7,737
Amortization of debt issuance costs	1,514	2,113	8,049	9,358
Losses on derivatives	4,362	3,023	11,964	14,219
Amortization of unrealized losses on cash flow hedge	(7,455)	(1,860)	(31,379)	(7,399)
Unrealized foreign exchange losses (gains)	3,748	(49,787)	91,395	(40,508)
Loss on extinguishment of debt	3,038	—	18,492	8,216
Deferred income taxes	492,274	41,776	356,816	57,709
Fair value change for preferred stocks and preferred stock bifurcated derivatives	(4,378)	2,690	11,447	9,239
Other	4,629	309	11,469	4,862
Changes in operating assets and liabilities:
Accounts receivable	(663)	1,741	(1,154)	6,924
Inventory	(13,385)	3,670	(6,083)	(19,838)
Prepaid expenses and other current assets	(1,795)	4,686	(9,920)	4,135
Other non-current assets	(302)	(8,975)	(1,969)	(29,951)
Operating lease right-of-use assets	1,209	939	4,568	4,757
Accounts payable	5,624	96,561	(44,313)	73,457
Payments due to buyers and sellers	(24,662)	(251,412)	106,503	30,160
Accrued expenses and other current liabilities	11,059	(36,494)	37,659	91,447
Other non-current liabilities	31,237	(21,886)	65,076	19,724
Operating lease liabilities	(934)	(506)	(3,389)	(4,493)
Net cash provided by (used in) operating activities	11,133	(149,448)	192,569	261,487
Cash flows from investing activities:
Capitalized software development costs	(8,690)	(521)	(31,532)	(2,625)
Purchases of property and equipment	(223)	(340)	(1,393)	(1,666)
Purchases of intangible assets	(257)	(316)	(1,455)	(2,086)
Net cash used in investing activities	(9,170)	(1,177)	(34,380)	(6,377)
Cash flows from financing activities:
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions	—	—	758,000	—
Proceeds from issuance of Series M redeemable preferred stock	—	—	—	24,025
Proceeds from issuance of Series N redeemable preferred stock	—	—	50,000	—
Proceeds from issuance of Series O redeemable preferred stock	—	—	254,893	—
Proceeds from issuance of Class A common stock upon exercise of stock options and warrants	100	—	159	1,123
Proceeds from issuance of debt	—	—	—	443,465
Proceeds from partial interest rate swap termination	3,740	—	17,750	—

STUBHUB HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - continued
(In thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Repurchase and retirement of Class A and Class C common stock	(5)	—	(1,005)	—
Repayment of long-term debt obligations	(150,000)	(4,882)	(909,763)	(506,591)
Payment of tax withholding obligations on vested equity awards	(4,657)	—	(86,264)	—
Payments of deferred offering costs	(1,928)	(3,332)	(11,978)	(5,962)
Payment of debt issuance costs	—	—	—	(2,770)
Net cash (used in) provided by financing activities	(152,750)	(8,214)	71,792	(46,710)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	514	(11,600)	13,238	(13,542)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(150,273)	(170,439)	243,219	194,858
Cash, cash equivalents, and restricted cash at beginning of period	1,409,403	1,186,350	1,015,911	821,053
Cash, cash equivalents, and restricted cash at end of period	$1,259,130	$1,015,911	$1,259,130	$1,015,911
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$1,241,587	$1,000,965	$1,241,587	$1,000,965
Restricted cash in prepaid expenses and other current assets	—	312	—	312
Restricted cash	17,543	14,634	17,543	14,634
Total cash, cash equivalents, and restricted cash	$1,259,130	$1,015,911	$1,259,130	$1,015,911
Supplemental cash flow information
Cash paid for:
Interest	$34,652	$56,499	$194,094	$234,222
Income tax	$6,847	$4,616	$19,326	$5,327
Non-cash investing and financing activities:
Stock-based compensation capitalized in development of capitalized software	$7,054	$—	$35,396	$—
Deferred offering costs accrued, unpaid	$(1,928)	$(1,008)	$2,407	$3,934

Key Business Metric and Non-GAAP Financial Measures
StubHub regularly reviews the key business metric, GMS, and the non-GAAP financial measures, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Leverage, Adjusted Gross Margin, Adjusted Sales and Marketing Expenses, Adjusted Operations and Support Expenses, and Adjusted General and Administrative Expenses to evaluate our business, measure our performance, identify trends, prepare financial projections and make business decisions. The measures set forth below should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these measures differently or not at all, which reduces their usefulness as comparative measures. A reconciliation of the non-GAAP financial measures, to the most directly comparable financial measures calculated in accordance with GAAP is set forth below under “Reconciliations of GAAP to Non-GAAP Financial Measures.” A reconciliation of the Company’s Adjusted EBITDA guidance to the corresponding GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to the Company’s results computed in accordance with GAAP. For example, stock-based compensation-related charges are impacted by the timing of employee stock transactions, the future fair market value of the Company’s Class A common stock, and the Company’s future hiring and retention needs, all of which are difficult to predict and subject to constant change.
Gross Merchandise Sales represents the total dollar value paid by buyers for ticket transactions and fulfillment. GMS includes fees we charge buyers and sellers that can vary by transaction, as well as the net proceeds we remit to sellers. Our definition of GMS does not include applicable sales, value-added and other indirect taxes, shipping costs and the impact of discounts and coupons as well as event cancellations or expected cancellations after the initial transaction on our platform. We believe it is useful to exclude these items, primarily refunds due to event cancellations, as GMS is a key metric used by management to measure business performance.
Adjusted EBITDA is calculated as net (loss) income excluding results from non-operating sources including interest income and expense, (provision) benefit for income taxes, other income (expense), net, foreign currency gains losses, (losses) gains on derivatives, depreciation and amortization, acquisition-related costs, stock-based compensation expense, debt refinancing costs and loss on extinguishment of debt, indirect tax contingency costs, litigation reserves and other costs and expenses. Adjusted EBITDA is a key performance measure that our management team uses to assess our operating performance. We present Adjusted EBITDA because management believes it is helpful in highlighting trends in our operating results as it excludes certain items, such as stock-based compensation expense, which are non-cash or whose fluctuations from period-to-period do not necessarily correspond to changes in the operating results of our business. Moreover, it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry.
Adjusted EBITDA has limitations as an analytical measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net (loss) income and other GAAP results.
Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, which includes purchases of property and equipment, purchases of intangible assets and capitalized software development costs (excluding capitalized stock-based compensation expense). We believe that Free Cash Flow is a meaningful indicator of liquidity for management and investors and, in particular, the amount of cash generated from operations that, after capital expenditures, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet. A limitation of the use of Free Cash Flow is that it does not represent the total increase or decrease in our cash balance for the period. Free Cash Flow should not be considered in isolation or as an alternative to cash flows from operations and should be considered alongside our other financial liquidity measures, such as net cash provided by (used in) operating activities and our other GAAP results.
Net Leverage is defined as (a) total debt, less cash and cash equivalents plus payments due to sellers divided by (b) trailing twelve months Adjusted EBITDA. We believe that Net Leverage provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.
Adjusted Gross Margin is defined as (a) revenue less Adjusted Cost of Revenue (which is cost of revenue excluding stock-based compensation expense) divided by (b) revenue. We present Adjusted Gross Margin because management believes it is helpful in highlighting trends in our operating results as it excludes stock-based compensation expense, which is a non-cash expense.
Adjusted Sales and Marketing Expenses is defined as sales and marketing expense excluding stock-based compensation expense. We present Adjusted Sales and Marketing Expenses because management believes it is helpful in highlighting trends in our expense management as it excludes stock-based compensation expense, which is a non-cash expense.

Adjusted Operations and Support Expenses is defined as operations and support expenses excluding stock-based compensation expense. We present Adjusted Operations and Support Expenses because management believes it is helpful in highlighting trends in our expense management as it excludes stock-based compensation expense, which is a non-cash expense.
Adjusted General and Administrative Expenses is defined as general and administrative expense excluding stock-based compensation expense, acquisition related costs, debt refinancing costs, indirect tax contingency costs, litigation reserves and other costs and expenses that we do not consider to be representative of the ongoing financial performance of our core business. We present Adjusted General and Administrative Expenses because management believes it is helpful in highlighting trends in our expense management as it excludes certain items, such as stock-based compensation expense, which are non-cash or whose fluctuations from period-to-period do not necessarily correspond to changes in the operating results of our business.

STUBHUB HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(unaudited)
Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(535,313)	$54,190	$(1,905,934)	$(2,800)
Add (deduct):
Interest income	(10,833)	(9,832)	(42,412)	(41,118)
Interest expense	18,370	45,209	140,035	179,778
Provision (benefit) for income taxes	492,922	30,469	360,594	40,059
Other (income) expense, net	—	—	(4,552)	(1,907)
Foreign currency losses (gains)	3,361	(46,458)	89,664	(41,070)
Losses (gains) on derivatives	776	(721)	139	(3,101)
Depreciation and amortization	6,437	6,393	25,604	24,532
Debt refinancing costs and loss on extinguishment of debt(1)	3,038	—	18,492	33,886
Acquisition-related costs(2)	—	125	250	1,374
Stock-based compensation expense(3)	34,889	3,381	1,447,668	7,737
Indirect tax contingency costs(4)	18,566	14,094	53,504	52,118
Litigation reserves(5)	30,080	5,727	37,080	44,483
Other costs and expenses(6)	362	1,789	12,304	4,704
Adjusted EBITDA	$62,655	$104,366	$232,436	$298,675

Revenue	$449,173	$533,415	$1,745,188	$1,770,645
Net (loss) income as a percentage of revenue	(119)%	10%	(109)%	0%
Adjusted EBITDA as a percentage of revenue	14%	20%	13%	17%
1.During the three months ended December 31, 2025 and 2024, we incurred $3.0 million and zero, respectively of loss on extinguishment of debt as a result of our early principal payments related to the 2024 USD Term Loan of $150.0 million and during the year ended December 31, 2025, we incurred $18.5 million of loss on extinguishment of debt, as a result of our early principal payments related to the 2024 USD Term Loan of $750.0 million and $150.0 million, which are non-recurring transactions. During the year ended December 31, 2024, we incurred $25.7 million of professional service fees related to our debt refinancing in 2024, which is a non-recurring transaction, and $8.2 million of loss on extinguishment of debt. As such, we do not consider these associated costs to be representative of the ongoing financial performance of our core business.
2.During the three months ended December 31, 2025 and 2024, we incurred zero and $0.1 million of transaction and integration costs, respectively, and during the years ended December 31, 2025 and 2024, we incurred $0.3 million and $1.4 million of transaction and integration costs, respectively, attributable to activities associated with our acquisition of the StubHub business from eBay Inc. (the "StubHub Acquisition"), including for certain personnel-related integration costs for certain StubHub employees we retained following the StubHub Acquisition, significant legal and other consultative fees in connection with the U.K. Competition and Markets Authority's approval proceedings and efforts to integrate acquired information technology infrastructure. We do not consider these costs to be representative of the ongoing financial performance of our core business, and we do not expect these costs to be significant going forward.
3.Upon our IPO, we recognized $1,400.7 million of stock-based compensation expense, net of $27.1 million capitalized for internally developed software, associated with RSUs, stock options and restricted stock for which the service-based and performance-based vesting conditions, as applicable, were fully or partially satisfied in connection with the IPO.
4.During the three months ended December 31, 2025 and 2024, we incurred $17.9 million and $13.1 million of expenses, respectively, associated with potential indirect tax contingencies for withholding obligations and $0.7 million and $1.0 million of professional service costs, respectively. During the years ended December 31, 2025 and 2024, we incurred $51.5 million and $44.1 million of expenses, respectively, associated with potential indirect tax contingencies for withholding obligations and $2.0 million and $8.0 million of professional service costs, respectively.
5.During the three months ended December 31, 2025 and 2024, we incurred $30.1 million and $5.7 million, respectively, and during the years ended December 31, 2025 and 2024, we incurred $37.1 million and $44.5 million, respectively, for expenses due to a litigation-related loss contingency for specific matters for which we deemed loss to be probable as described in Note 14, “Commitments and Contingencies” to our consolidated financial statements. We do not consider these costs to be representative of ordinary course litigation or the ongoing financial performance of our core business.
6.Represents (a) a one-time expense to terminate an intellectual property rights licensing agreement of $7.7 million for the year ended December 31, 2025, (b) personnel-related costs related to our customer service office closure of zero and $1.8 million for the three months ended December 31, 2025 and 2024, respectively, and $0.2 million and $3.5 million for the years ended December 31, 2025 and 2024, respectively, (c) a one-time expense related to our IPO of $0.4 million and $4.4 million for the three months and year ended December 31, 2025, respectively, and (d) entity restructuring costs associated with the transfer of certain intangible assets and restructuring of our wholly owned subsidiaries of $1.2 million for the year ended December 31, 2024. We do not consider these expenses to be representative of the ongoing financial performance of our core business.
Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
Net cash provided by (used in) operating activities(1)	$11,133	$(149,448)	$192,569	$261,487
Less: Capitalized software development costs	(8,690)	(521)	(31,532)	(2,625)
Less: Purchases of property and equipment	(223)	(340)	(1,393)	(1,666)
Less: Purchases of intangible assets	(257)	(316)	(1,455)	(2,086)
Free cash flow	$1,963	$(150,625)	$158,189	$255,110
1.Includes $24.5 million, $38.5 million, $139.5 million and $147.1 million of interest payments on our outstanding debt, net of cash received on the settlement of interest rate swap derivatives for the three months ended December 31, 2025 and 2024 and for the years ended December 31, 2025 and 2024, respectively.
Reconciliation of Cost of Revenue to Adjusted Cost of Revenue

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
Cost of revenue	$75,882	$128,183	$313,984	$334,102
Add (deduct):
Stock-based compensation expense	(452)	—	(23,808)	—
Adjusted cost of revenue	$75,430	$128,183	$290,176	$334,102

Reconciliation of Operations and Support Expenses to Adjusted Operations and Support Expenses

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
Operations and support	$14,595	$15,072	$63,229	$59,451
Add (deduct):
Stock-based compensation expense	(95)	—	(6,033)	—
Adjusted operations and support	$14,500	$15,072	$57,196	$59,451
Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
Sales and marketing	$236,471	$221,308	$971,717	$827,972
Add (deduct):
Stock-based compensation expense	(2,378)	—	(28,840)	—
Adjusted sales and marketing	$234,093	$221,308	$942,877	$827,972
Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
General and administrative	$143,467	$89,602	$1,714,628	$386,531
Add (deduct):
Stock-based compensation expense	(31,964)	(3,381)	(1,388,987)	(7,737)
Litigation reserves	(30,080)	(5,727)	(37,080)	(44,483)
Indirect tax contingency costs	(18,566)	(14,094)	(53,504)	(52,118)
Debt refinancing costs	—	—	—	(25,670)
Acquisition-related costs	—	(125)	(250)	(1,374)
Other costs and expenses	(362)	(1,789)	(12,304)	(4,704)
Adjusted general and administrative	$62,495	$64,486	$222,503	$250,445

Reconciliation of Adjusted Gross Margin

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
Revenue	$449,173	$533,415	$1,745,188	$1,770,645
Cost of revenue	75,882	128,183	313,984	334,102
Stock-based compensation expense	(452)	—	(23,808)	—
Adjusted cost of revenue	75,430	128,183	290,176	334,102
Adjusted gross margin	$373,743	$405,232	$1,455,012	$1,436,543
Adjusted gross margin as a percentage of revenue	83%	76%	83%	81%
Reconciliation of Net (Loss) Income to TTM Adjusted EBITDA

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(in thousands)
Net (loss) income	$(535,313)	$(1,294,609)	$(53,829)	$(22,183)	$54,190	$(33,012)	$(7,920)	$(16,058)
Add (deduct):
Interest income	(10,833)	(12,912)	(10,365)	(8,302)	(9,832)	(11,045)	(11,283)	(8,958)
Interest expense	18,370	35,360	43,868	42,437	45,209	47,548	45,617	41,404
Provision (benefit) for income taxes	492,922	(106,240)	(17,594)	(8,494)	30,469	(16,815)	35,906	(9,501)
Other (income) expense, net	—	(4,904)	352	—	—	(1,907)	—	—
Foreign currency losses (gains)	3,361	1,133	61,125	24,045	(46,458)	19,519	(5,320)	(8,811)
Losses (gains) on derivatives	776	(1,471)	1,499	(665)	(721)	7,858	(3,666)	(6,572)
Depreciation and amortization	6,437	6,411	6,412	6,344	6,393	6,168	6,070	5,901
Debt refinancing costs and loss on extinguishment of debt	3,038	15,454	—	—	—	—	603	33,283
Acquisition-related costs	—	—	125	125	125	125	125	999
Stock-based compensation expense	34,889	1,405,248	2,037	5,494	3,381	1,426	622	2,308
Indirect tax contingency costs	18,566	12,992	12,981	8,965	14,094	11,755	11,486	14,783
Litigation reserves	30,080	7,000	—	—	5,727	22,379	—	16,377
Other costs and expenses	362	4,031	7,731	180	1,789	1,751	649	515
Adjusted EBITDA	$62,655	$67,493	$54,342	$47,946	$104,366	$55,750	$72,889	$65,670
TTM Adjusted EBITDA	$232,436	$274,147	$262,404	$280,951	$298,675

Reconciliation of Net Cash Provided by (Used in) Operating Activities to TTM Free Cash Flow

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(in thousands)
Net cash provided by (used in) operating activities	$11,133	$3,795	$19,320	$158,321	$(149,448)	$12,357	$138,221	$260,357
Less: Capitalized software development costs	(8,690)	(7,767)	(8,846)	(6,229)	(521)	(521)	(704)	(879)
Less: Purchases of property and equipment	(223)	(372)	(291)	(507)	(340)	(646)	(319)	(361)
Less: Purchases of intangible assets	(257)	(256)	(467)	(475)	(316)	(588)	(756)	(426)
Free cash flow	$1,963	$(4,600)	$9,716	$151,110	$(150,625)	$10,602	$136,442	$258,691
TTM cash flow provided by operations	$192,569	$31,988	$40,550	$159,451	$261,487
TTM free cash flow	$158,189	$5,601	$20,803	$147,529	$255,110
Net interest payment(1)	$24,496	$39,629	$37,989	$37,362	$38,524	$40,128	$48,763	$19,730
Change in payments due to buyers and sellers(2)	$(24,662)	$(29,555)	$(30,832)	$191,552	$(251,412)	$(37,612)	$68,751	$250,433
1.Includes interest payments on our outstanding debt, net of cash received on the settlement of interest rate swap derivatives.
2.Includes change in payments due to buyers and sellers as noted in the consolidated statements of cash flows.
Reconciliation of Net Leverage

	December 31,
	2025	2024
	(in thousands, except percentages)
2024 Euro Term Loan	$531,041	$471,049
2024 USD Term Loan	1,004,187	1,913,950
Principal amount—senior credit facilities	1,535,228	2,384,999
Add (deduct):
Cash and cash equivalents	(1,241,587)	(1,000,965)
Payments due to sellers(1)	747,363	630,022
Net Debt	$1,041,004	$2,014,056
TTM Adjusted EBITDA	$232,436	$298,675
Net Leverage	4.5x	6.7x
1.Reported within payments due to buyers and sellers in notes to the consolidated financial statements.